UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 2006

PACIFIC PREMIER BANCORP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-22193	33-0743196

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Sunflower Ave, Second Floor, Costa Mesa, CA		92626

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (714) 431-4000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTERY INTO A MATERIAL DEFINITIVE AGREEMENT

Pacific Premier Bank (the “Bank”) and each of the non-employee members of the Board of Directors of the Bank have entered into an agreement to defer director compensation.  The Pacific Premier Bank Director Deferred Compensation Agreement (the “Agreement”) was adopted as of August 30, 2006 and was received by the plan administrator on September 22, 2006.

The Agreement allows directors the option to defer their current board fees.  This deferral will result in a current reduction to their taxable income. Amounts deferred are credited with interest and the balance paid to the director either in a lump sum or in installments upon their termination from the Board of Directors. This Agreement is considered a non-qualified plan by the Internal Revenue Service.  This means that no specific assets are put aside by the Bank to pay the Agreement’s benefits. The directors become non-secured creditors of the Bank if the Bank is not able to pay the benefit promised when it becomes due. The Agreement will allow for the directors to defer up to 100% of their annual fees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated: September 25, 2006	By:	/s/ STEVEN R. GARDNER

Steven R. Gardner
President and Chief Executive Officer